EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
China Films Technology, Inc.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 25, 2011, relating to the consolidated financial statements of China Films Technology Inc. as of and for the years ended December 31, 2010 and 2009 and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ HKCMCPA Co. Ltd.
HKCMCPA Company Limited
Certified Public Accountants
September 7, 2011

Hong Kong, China

9 FLOOR, CHINACHEM HOLLYWOOD CENTRE, 1-13 HOLLYWOOD ROAD, CENTRAL, HONG KONG
Tel: (852) 2573 2296   Fax:  (852) 2384 2022                                                                     http://www.hkcmcpa.us